UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/31/2005

NATCO GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-15603

DE	222906892
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2950 North Loop West, Suite 700, Houston, TX 77092
(Address of Principal Executive Offices, Including Zip Code)

713-683-9292
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 31, 2005, NATCO Group Inc. appointed Jim D. Graves as the Company's Vice President and Corporate Controller. Mr. Graves, age 47, a Certified Public Accountant, served as Vice President and Controller of Philip Services, Corp. from January 2005 to October 2005. He was Vice President and Chief Financial Officer of BSI Inspectorate America, Inc. from August 2003 to November 2004 and Corporate Controller of Core Laboratories, NV from January 2000 to August 2003. Prior to joining Core Laboratories, he served in various accounting capacities at public and private corporations, including oilfield services companies ABB Vetco Gray, Veritas DGC and Cooper Cameron Corporation, Cameron Division. Mr. Graves received a B.B.A. in Accounting from Oklahoma State University.

The function of Principal Accounting Officer of the Company (as defined under Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended) will be transitioned from Richard W. FitzGerald, Senior Vice President and Chief Financial Officer of the Company, to Mr. Graves after the Company files its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, which is expected to take place on or prior to November 9, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

NATCO GROUP INC.

Date: October 31, 2005.	By:	/s/ Richard W. FitzGerald
Richard W. FitzGerald
Senior Vice President and Chief Financial Officer